Exhibit 10.10

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE GLOBAL AVIATION HOLDINGS, INC.

2009 LONG-TERM INCENTIVE PLAN FOR OUTSIDE DIRECTORS

THIS NONQUALIFIED STOCK OPTION AWARD (the “Award”) is made as of the Grant Date by and between GLOBAL AVIATION HOLDINGS, INC. (the “Company”), a company organized under the laws of the State of Delaware; and                                                     (the “Participant”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Participant a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.            Grant Date:                                     , 2009.

B.            Type of Option:  Nonqualified Stock Option.

C.            Plan under which granted:  Global Aviation Holdings, Inc. 2009 Long-Term Incentive Plan for Outside Directors.

D.            Option Shares:  All or any part of seventy (70) shares of the Company’s Class A common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.             Exercise Price:  $1,000.00 per share of Common Stock.  The Exercise Price is, in the judgment of the Committee (as defined in the Plan), not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.             Option Period:  The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:

(i)            the tenth (10th) anniversary of the Grant Date; or

(ii)           twelve (12) months following the date the Participant ceases to be either an employee, director, or any other type of service provider of the Company and its Affiliates due to a Termination of Service or termination of any other service relationship for reasons other than for Cause;

Notwithstanding the foregoing, the Option shall cease to be exercisable upon the date the Participant ceases to be an employee, director, or any other type of service provider of the Company or an Affiliate due to a Termination of Service or termination of any other service relationship by the Company or an Affiliate for Cause.  Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.            Vesting Schedule:  The Option Shares shall be fully vested and exercisable from and after the Grant Date.

IN WITNESS WHEREOF, the Company and the Participant have executed and sealed this Award as of the Grant Date set forth above.

GLOBAL AVIATION HOLDINGS, INC.:

By:

Title:

Participant

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TERMS AND CONDITIONS

TO THE

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE GLOBAL AVIATION HOLDINGS, INC.

2009 LONG-TERM INCENTIVE PLAN FOR OUTSIDE DIRECTORS

1.             Exercise of Option.  Subject to the provisions provided herein or in the Award made pursuant to the Global Aviation Holdings, Inc. 2009 Long-Term Incentive Plan for Outside Directors:

(a)           the Option may be exercised with respect to all or any portion of the Option Shares at any time during the Option Period by:

(i)            the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company at least ten (10) days prior to the date upon which Participant desires to exercise all or any portion of the Option (unless such prior notice is waived by the Company); and

(ii)           payment as provided in Section 2 to the Company of the applicable Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”).

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the Option Shares purchased.  Notwithstanding the foregoing, in the event the Participant is given notice of termination for Cause under any services agreement between the Participant and the Company or any Affiliate or otherwise, the Participant’s ability to exercise the Option shall be suspended from the giving of such notice until such time as the Participant cures the circumstance(s) constituting Cause, if expressly permitted by the applicable services agreement or otherwise, or, if there is no opportunity to cure or no cure is timely effected, from and after the giving of such notice through and including the effective date that the Participant’s service relationship is terminated for Cause.

2.             Purchase Price.  Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

(a)           in cash or cash equivalents;

(b)           by electing to have the number of shares of Common Stock to be issued upon exercise reduced by the number of shares of Common Stock having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or cash equivalents equal to the Purchase Price;

(c)           by delivery to the Company of a number of shares of Common Stock which are owned by the Participant, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or check equal to the Purchase Price;

(d)           if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Participant to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised, but only as and to the extent permitted under Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002); or

(e)           in any combination of the foregoing.

3.             Rights as Shareholder.  Until the stock certificates reflecting the Option Shares accruing to the Participant upon exercise of the Option are issued to the Participant, the Participant shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan otherwise provides.

4.             Restriction on Transfer of Option and of Option Shares.

(a)           General Restrictions.  The Participant (and any subsequent holder of the Option) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in the Option except pursuant to the provisions of this Award except or to the extent waived in writing by the Committee.  Any sale, pledge or other transfer (or any attempt to effect the same) of the Option in violation of any provision of this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of the Option as the owner or pledgee of the Option for any purpose.

(b)           Certain Permitted Transfers of Options.  The restrictions contained in this Section will not apply with respect to transfers of the Option pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section will continue to be applicable to the Option after any such transfer; and provided further that the transferee(s) of the Option must agree in writing to be bound by the provisions of this Award.

(c)           Limitations on Option Shares.  Unless and until a Public Sale, the Participant shall be subject to the provisions of Section 8 and no transfer of the Option Shares to a third party prior to a Public Sale shall be permitted unless the transferee(s) of the Option Shares agrees in writing to be bound by the provisions of Section 8.

5.             Changes in Capitalization.

(a)           The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an Equity Restructuring, the Committee or its designee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee or its designee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Participant in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares; provided, however, that no such adjustment shall be inconsistent with the rights of the Participant as provided in these Terms and Conditions.  Any determination made by the Committee or its designee pursuant to this Section 5(b) will be final and binding on the Participant.  Any action taken by the Committee or its designee need not treat all Participants equally.

(c)           The existence of the Plan and the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

6.             Special Limitation on Exercise.  Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration, or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected.  The Participant shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

7.             Piggyback Registration.

(a)           Initial Public Offering.  If the Company determines to register its Common Stock in an initial public offering utilizing Form S-1, the Company will promptly give to the Participant a written notice thereof and include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Option Shares (including any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Option Shares) specified in a written request made by the Participant within thirty (30) days after the Participant’s receipt of the written notice from the Company, except as set forth in Section 7(b) below.  Such written request may specify all or a part of the Option Shares for inclusion in such registration and any underwriting.

(b)           Underwritten Offering.  If the registration pursuant to this Section 7 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed on a firm commitment basis by or through one or more underwriters of recognized national or regional standing under underwriting terms appropriate for such a transaction, the Company will so advise the Participant as a part of the written notice given pursuant to Subsection (a).  In such event, the right of the Participant to registration pursuant to this Section 7 will be conditioned upon the Participant’s participation in such underwriting and the inclusion of the Option Shares designated by the Participant in the underwriting to the extent provided herein.  If such Option Shares are to be included in such registration, the Optionee will (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company.  Notwithstanding any other provision of this Section 7, if the representative determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the Company will so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner:  the number of securities that may be included in the registration and underwriting by the Participant and each of the other shareholders will be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation.  If the Participant or any of the other shareholders disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by prompt written notice to the Company and the underwriter.  Any Option Shares or other securities excluded or withdrawn from such underwriting will be withdrawn from such registration.

(c)           Expenses of Registration.  All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 7 will be borne by the Company, and all sales commissions will be borne by the Participant pro rata on the basis of the number of the Option Shares so registered as compared to the total shares of Common Stock so registered.

(d)           Registration Procedures.  The Company will keep the Participant advised in writing as to the progress and completion of the registration.

8.             Lock-up Agreement. The Participant hereby agrees that he will not, directly or indirectly, sell, offer, contract to sell, grant of options for the purchase of, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise dispose of any Option Shares during the thirty (30) days prior to and the one hundred eighty (180) days (or any shorter period permitted by the managing underwriter) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company; provided, all similarly situated shareholders become subject to the same restrictions.  The Participant hereby agrees to execute and deliver any additional document or acknowledgement reflecting the foregoing provisions or containing similar restrictions as may be requested by the Company or its managing underwriters in connection with the initial public offering of Common Stock. The Company may place a legend on any stock certificates representing Option Shares and may impose stop-transfer instructions with respect to the Option Shares in order to enforce the foregoing restrictions.

9.             Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

10.           Governing Laws.  The Award and these Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, the Option may not be exercised except in compliance with exemptions available under applicable state securities laws of the state in which the Participant resides and/or any other applicable securities laws.

11.           Successors.  The Award and these Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Participant and the Company.

12.           Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

13.           Severability.  In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

14.           Entire Agreement.  Subject to the terms and conditions of the Plan, the Award and these Terms and Conditions express the entire understanding of the parties with respect to the Option.

15.           Violation.  Except as provided in Section 4, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

16.           Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions.

17.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

18.           No Right to Continued Retention.  Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Participant the right to continued employment or other service relationship with the Company or any Affiliate.

19.           Definitions.  As used in this Award,

(a)           “Cause” has the same meaning as provided in any services agreement between the Participant and the Company or Affiliate(s) on the date of termination of the service relationship, or if no such definition or services agreement exists, “Cause” means conduct amounting to:

(i)            a material breach or violation of the terms of any agreement to which the Participant and the Company or Affiliate(s) are party, including, without limitation, a willful and substantial failure by the Participant to perform his duties and responsibilities in the manner and to the extent required under any such agreement;

(ii)           fraud, dishonesty, or willful misconduct in the performance of the duties and responsibilities of the Participant’s service with the Company or Affiliate(s);

(iii)          conviction of the Participant of a crime involving breach of trust or moral turpitude; or

(iv)          gross and willful insubordination or inattention to the duties and responsibilities of the Participant’s service with the Company or Affiliate(s).

(b)           “Public Sale” means the completion of any sale of any shares of Common Stock to the public pursuant to an offering registered under the Securities Act of 1933 or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act of 1933.

(c)           Other capitalized terms that are not defined herein have the meaning set forth in the Plan or the Award, except where the context does not reasonably permit.

EXHIBIT 1

NOTICE OF EXERCISE OF

STOCK OPTION TO PURCHASE

COMMON STOCK OF

GLOBAL AVIATION HOLDINGS, INC.

Name
Address

Date

Global Aviation Holdings, Inc.

HLH Building

101 World Drive

Peachtree City, GA  30269

Attn:  Chief Executive Officer

Re:            Exercise of Nonqualified Stock Option

Gentlemen:

Subject to acceptance hereof by Global Aviation Holdings, Inc. (the “Company”) and pursuant to the provisions of the Global Aviation Holdings, Inc. 2009 Long-Term Incentive Plan for Outside Directors (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase                              shares of Common Stock of the Company under the Nonqualified Stock Option Award (the “Award”) dated as of                                   .  The purchase shall take place as of                     , 20       (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

☐            by delivery of cash or a certified check for $                           for the full purchase price payable to the order of Global Aviation Holdings, Inc.

☐            by having a number of Option Shares withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price;

☐            by delivery of shares of Common Stock that I own and that are represented by a stock certificate I will surrender to the Company with my endorsement.  If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares; or

☐            if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by delivery of the purchase price by                                                   , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System.  I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock

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certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

I understand that I am not permitted to exercise the Option if I have been given notice that my service will be terminated for Cause.  I understand that if my ability to exercise is suspended in the manner provided for in the foregoing sentence, my ability to exercise may only be reinstated in the event that I cure the circumstances specified in such notice that was the basis for my termination for Cause and only if such ability to cure is expressly provided for in the applicable service agreement or otherwise.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Participant pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

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I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award.  Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.  I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Award or in the Plan, as applicable.

Very truly yours,

AGREED TO AND ACCEPTED:
GLOBAL AVIATION HOLDINGS, INC.

By:
Title:

Number of Shares	Number of Shares
Exercised:	Remaining:

Date:

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